CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our reports dated December 21, 2018, with respect to the financial statements of Wells Fargo Asia Pacific Fund and Wells Fargo Emerging Markets Equity Income Fund, two of the funds comprising Wells Fargo Funds Trust, as of October 31, 2018, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Prospectus/Proxy Statement.

/s/ KPMG LLP

Boston, Massachusetts

June 20, 2019